Exhibit 99.1
Press Release

FOR IMMEDIATE RELEASE November 8, 2011	Investor and Media Contact: Whitney Finch Director of Investor Relations 813.421.7694 wfinch@walterinvestment.com
WALTER INVESTMENT MANAGEMENT CORP. ANNOUNCES THIRD QUARTER 2011 FINANCIAL RESULTS
(Tampa, Fla.) — Walter Investment Management Corp. (NYSE Amex: WAC) (“Walter Investment” or the “Company”) today announced results for the quarter ended September 30, 2011.
•	The Company added approximately 97,000 accounts with an unpaid principal balance (“UPB”) of approximately $19 billion during the quarter. Total accounts serviced were 910,000 at the end of the quarter, with a UPB of $59 billion. On November 1, the Company received a transfer of approximately 85,000 accounts with an estimated UPB of $15 billion, and anticipates total transfers of approximately 65,000 accounts with a UPB of nearly $13 billion in December. The Company anticipates that with the additional new business transfers during the fourth quarter it will end 2011 with a total serviced portfolio exceeding 1,000,000 accounts with a UPB of approximately $85 billion.
•	Total revenue was $151.1 million, driven by the growing fee-based servicing revenue from the acquisition of GTCS Holdings LLC (“Green Tree”).
•	Core earnings for the third quarter was $16.5 million after taxes, or $0.58 per diluted share, and pro-forma adjusted EBITDA was $53.4 million, both in-line with management’s expectations.
•	Net income, adjusted for special charges, was $0.3 million or $0.01 per diluted share. Certain charges included income tax expense of $59.8 million, or $2.10 per diluted share, related to the Company no longer qualifying as a REIT, and $3.6 million, or $0.08 per diluted share, of transaction and integration-related costs associated with the acquisition of Green Tree.
•	The reported GAAP net loss was $61.8 million or $2.17 per diluted share including certain charges totaling $2.17 per share.
“The significant growth this quarter in our serviced accounts and solid earnings results are further confirmation of our belief that there is a continuing strong secular movement toward special servicers and a solid validation of the strategic reasoning behind our acquisition of Green Tree,” stated Mark J. O’Brien, Walter Investment’s Chairman and CEO. “We continue to see significant movement of higher-risk assets to special servicers across the industry and anticipate there will be continued high levels of servicing transfers for the next several years. The acquisition of Green Tree has uniquely positioned us to assist owners of servicing and credit risk by enhancing both the levels of servicing and regulatory compliance provided and by the value we add to the assets through the application of our high-touch servicing protocols. We are confident in our ability to continue to grow the business based on the opportunities in the market and our solid business development pipeline.”
3000 Bayport Drive, Suite 1100, Tampa, Florida 33607
813.421.7600     www.walterinvestment.com

Third Quarter 2011 Financial and Operating Highlights
The Company’s results for all periods presented reflect the results for Walter Investment, with the results for Green Tree included only for the post-acquisition period since July 1, 2011. In most cases, material changes from prior periods are attributable to the acquisition of Green Tree.
•	Core earnings after taxes for the third quarter was $16.5 million, or $0.58 per diluted share. The reported GAAP net loss before income taxes of $3.0 million was adjusted for $21.1 million of depreciation and amortization costs from a step-up in basis related to business combination transactions, transaction and integration related costs of $3.6 million, certain other non-cash adjustments totaling $1.3 million, and the net impact of the consolidated Non-Residual Trust Variable Interest Entities (“VIEs”) of $3.7 million.
•	During the quarter, Walter Investment generated cash of $66.2 million from operations and ended the quarter with liquidity of $62.9 million, including cash of $36.2 million and availability on our revolver of $26.7. Payments of $10.0 million were made to reduce outstanding Company indebtedness during the quarter.
•	Green Tree’s high touch servicing protocols yielded strong pool performance and improved value in pools serviced for third-parties. This performance lead the Company to earn a record $24.0 million of incentive and performance based servicing revenues in the quarter, including payments associated with exceeding certain pre-defined performance hurdles which are not expected to recur on a regular basis.
•	The Company’s Loans and Residuals segment, which is comprised of the legacy Walter Investment owned portfolio, generated stable revenues and strong portfolio performance during the third quarter of 2011. Results for the segment included higher interest expense associated with the securitization of the Company’s previously unencumbered assets near the end of the second quarter that generated a portion of the proceeds used in the Green Tree acquisition, as well as increased provision for losses and REO expenses due to slightly higher loss severities and an increase in reserves for aged REO inventory.
Third Quarter 2011 Financial Summary
Total revenue for the third quarter was $151.1 million as compared to $43.5 million in the year-ago period. Results for the current quarter reflect the addition of $88.0 million of servicing revenue and fees, $17.0 million of insurance revenue and $4.9 million of other income, primarily from Green Tree’s operations.
Total expense increased from $35.2 million for the third quarter of 2010 to $152.7 million for the third quarter of 2010. The increase in total expense includes operating and overhead costs, including salaries and benefits and general and administrative expenses at Green Tree. Expenses for the third quarter of 2011 also included $26.0 million of increased depreciation and amortization expense, $21.5 million of higher interest expense on corporate debt and $3.6 million of transaction and integration-related costs associated with the Green Tree acquisition.
Income tax expense for the third quarter of 2011 reflected a charge of $59.8 million related to the Company no longer qualifying as a REIT, requiring the recognition of all deferred tax items for US GAAP purposes.
Servicing
The Company’s Servicing segment, which includes Green Tree’s servicing and asset recovery operations, Marix and Walter Investment’s servicing operations, generated revenues of $97.2 million in the third quarter, which included $57.9 million of servicing fees, $24.0 million of incentive and performance-based fees, and $6.1 million of ancillary and other fees. Expense for the Servicing segment was $84.0 million, which included $20.3 million of depreciation and amortization costs resulting from Walter Investment’s acquisition of Green Tree. The segment generated income before income taxes of $12.6 million for the quarter ended September 30, 2011. The Servicing segment’s core earnings before income taxes for the quarter was $33.5 million after adjusting for the impact of the step-up depreciation and amortization.
Insurance
Walter Investment’s Insurance segment generated revenues of $18.5 million, offset by expenses of $12.4 million for the third quarter. Insurance segment income before income taxes for the quarter was $6.2 million. Segment core earnings before income taxes was $7.4 million for the quarter ended September 30, 2011.

Loans and Residuals
The Loans and Residuals segment, comprised of the legacy Walter Investment owned portfolio, generated interest income of $41.2 million for the third quarter of 2011, in-line with interest income generated in the second quarter of 2011. Total expense for the segment was $35.1 million, including $24.8 million of interest expense on securitized debt. Interest expense for the quarter was higher as a result of the securitization of the Company’s previously unencumbered residential assets. The Loans and Residuals segment generated income before income taxes of $6.1 million and core earnings of $6.4 million for the third quarter of 2011.
Portfolio performance remained solid during the quarter with delinquencies of 5.30% at September 30, 2011 as compared to 4.58% at June 30, 2011. The increase was in line with the historical seasonal uptick in delinquencies that occurs from June to September. Loss severities for the third quarter were 17.6% as compared to 15.4% in the second quarter and 16.9% in the prior year period, as the levels of REO inventory, including aged REO were reduced. REO inventory levels have been reduced by 22% over the course of the first nine months of the year.
Outlook
For the full year 2011, we are projecting pro-forma adjusted EBITDA to be in a range of between $200 and $210 million. For 2012, we expect the legacy portfolios and businesses, including new business boarded in 2011, to contribute pro-forma adjusted EBITDA of between $200 and $210 million. Pro-forma adjusted EBITDA for 2012’s new business contribution on top of this $200 to $210 million will be dependent on a variety of factors, including but not limited to the amount, timing, product type and delinquency rates of the new business added.
Pro-forma Adjusted EBITDA
Pro-forma adjusted EBITDA is presented in accordance with its definition in the Company’s credit agreements and represents income before income taxes, depreciation and amortization, interest expense on corporate debt, transaction and integration related costs, the net effect of the non-residual VIEs and certain other non-cash income and expense items. Pro-forma adjusted EBITDA also includes an adjustment to reflect pro-forma synergies and, for periods prior to the acquisition, adjustments to reflect Green Tree as having been acquired at the beginning of the year.
Conference Call Webcast
Members of the Company’s leadership team will discuss Walter Investment’s third quarter results and other general business matters during a conference call and live webcast to be held on Tuesday, November 8, 2011, at 10 a.m. Eastern Time. To listen to the event live or in an archive, which will be available for 30 days, visit the Company’s website at www.walterinvestment.com.
About Walter Investment Management Corp.
Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company services a diverse $59 billion loan portfolio consisting of approximately 910,000 loans employing over 2,400 people. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Safe Harbor Statement
Certain statements in this release and in any of Walter Investment Management Corp.’s public documents referred to herein, contain or incorporate by reference “forward-looking” statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Walter Investment Management Corp. is including this cautionary statement to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical fact are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “project,” “estimate,” “forecast,” “objective,” “plan,” “goal,” “apparent” and similar expressions, and the opposites of such words and expressions are intended to identify forward-looking statements. Forward-looking statements, including the guidance provided in this release, are based on the Company’s current beliefs, intentions and expectations; however, forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results, performance or achievements, to differ materially from those reflected in the statements made or incorporated in this release. Thus, these forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. The risks and uncertainties referred to above include, but are not limited to: local regional, national and global economic and political trends and developments in general and local, regional and national real estate and residential mortgage market trends in particular; the occurrence of anticipated growth of the specialty servicing sector; the effects of competition from a variety of local, regional, national and other mortgage servicers; our ability to successfully integrate the Green Tree business into our historical business and to achieve expected synergies; the continuation of regulatory pressures on large banks relating to their mortgage servicing, as well as regulatory pressure on the rest of the mortgage servicing sector, including increased performance standards and reporting obligations, changes to our insurance business, including the involuntary placement of insurance for mortgagors, and/or the rights and obligations of property owners, mortgagees and tenants; the effect of Company risk management strategies, including the management and protection of personal and private information of our customers and mortgage holders and the protection of our information systems from third party interference (cyber-security); unexpected losses resulting from pending, threatened or unforeseen litigation or other third party claims against the Company; risks related to the financing incurred in connection with the acquisition of Green Tree, including our ability to achieve revenues sufficient to carry our debt and otherwise to meet the covenants of our debt; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). The acquisition of Green Tree has resulted in significant changes to our risk factors. The reader is directed to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 filed with the SEC on August 8, 2011 for a detailed explanation of our current risk factors.
All forward-looking statements set forth herein are qualified by this cautionary statement and are made only as of November 7, 2011. The Company undertakes no obligation to update or revise the information contained herein, including without limitation, any forward-looking statements, whether as a result of new information, subsequent events or circumstances, or otherwise, unless otherwise required by law.

Walter Investment Management Corp.
Segment Revenues and Operating Income
For the Three Months Ended September 30, 2011
($ in thousands)

					Non-
	Business Segments				Residual
			Loans and		Trusts and		Total
	Servicing	Insurance	Residuals	Other	Corporate	Eliminations	Consolidated
REVENUES
Servicing revenue and fees	$95,711	$—	$—	$—	$—	$(7,699)	$88,012
Interest income on loans	—	—	41,174	—	65	—	41,239
Insurance revenue	—	17,787	—	—	—	(833)	16,954
Other income	1,521	751	—	2,363	300	—	4,935

Total revenues	97,232	18,538	41,174	2,363	365	(8,532)	151,140
EXPENSES
Interest expense	1,093	334	24,781	—	21,128	—	47,336
Provision for loan losses	—	—	1,865	—	—	—	1,865
Depreciation and amortization	25,053	917	—	72	—	—	26,042
Other expenses, net	57,871	11,112	8,445	2,106	6,455	(8,532)	77,457

Total expenses	84,017	12,363	35,091	2,178	27,583	(8,532)	152,700
OTHER INCOME (EXPENSE)
Net fair value losses	(650)	—	—	—	(754)	—	(1,404)

Total other income (expense)	(650)	—	—	—	(754)	—	(1,404)

Income (loss) before income taxes	12,565	6,175	6,083	185	(27,972)	—	(2,964)

CORE EARNINGS
Step-up depreciation and amortization	20,289	837	—	—	—	—	21,126
Net impact of VIEs	—	—	—	—	3,686	—	3,686
Transaction and integration costs	45	9	—	1	3,475	—	3,530
Non-cash interest expense	649	334	281	—	18	—	1,282

Total adjustments	20,983	1,180	281	1	7,179	—	29,624

Core earnings before income taxes	$33,548	$7,355	$6,364	$186	$(20,793)	$—	$26,660

	September 30, 2011
Total assets	$1,341,043	$165,132	$1,629,732	$6,691	$954,291	$—	$4,096,889

Walter Investment Management Corp. and Subsidiaries
Consolidated Statements of Operations
(dollars in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

REVENUES
Servicing revenue and fees	$88,012	$—	$94,259	$—
Interest income on loans	41,239	41,307	124,623	124,817
Insurance revenue	16,954	1,778	21,123	6,636
Other income	4,935	437	6,123	2,213

Total revenues	151,140	43,522	246,128	133,666

EXPENSES
Interest expense	47,336	20,176	89,389	61,871
Provision for loan losses	1,865	1,377	3,365	4,541
Salaries and benefits	49,404	5,708	67,128	18,547
Depreciation and amortization	26,042	59	26,402	243
General and administrative	23,227	5,002	47,561	14,673
Other expenses, net	4,826	2,882	13,775	8,282

Total expenses	152,700	35,204	247,620	108,157

OTHER INCOME (EXPENSE)
Net fair value losses	(1,404)	—	(1,404)	—
Other	—	1,680	95	1,680

Other income (expense)	(1,404)	1,680	(1,309)	1,680

Income (loss) before income taxes	(2,964)	9,998	(2,801)	27,189
Income tax expense	58,798	312	58,866	828

Net income (loss)	$(61,762)	$9,686	$(61,667)	$26,361

Basic earnings (loss) per common and common equivalent share	$(2.17)	$0.36	$(2.26)	$0.98
Diluted earnings (loss) per common and common equivalent share	$(2.17)	$0.36	$(2.26)	$0.98
Total dividends declared per common and common equivalent share	$0.22	$0.50	$0.22	$1.00

Weighted-average common and common equivalent shares outstanding — basic	28,490,886	26,474,001	27,251,361	26,411,018
Weighted-average common and common equivalent shares outstanding — diluted	28,490,886	26,569,897	27,251,361	26,492,850

Walter Investment Management Corp. and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash and cash equivalents	$36,171	$114,352
Restricted cash and cash equivalents	259,278	52,289
Residential loans (includes $696,245 and $0 at fair value)	2,325,951	1,637,392
Allowance for loan losses	(13,296)	(15,907)

Residential loans, net	2,312,655	1,621,485
Receivables, net (includes $80,565 and $0 at fair value)	231,921	3,426
Servicer and protective advances, net	135,730	10,440
Servicing rights, net	264,341	—
Goodwill	468,163	—
Intangible assets, net	136,191	—
Premises and equipment, net	133,005	2,286
Deferred tax asset, net	—	221
Other assets	119,434	90,991

Total assets	$4,096,889	$1,895,490

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and other accrued liabilities (includes $23,699 and $0 at fair value)	$224,229	$41,762
Dividends payable	6,200	13,431
Servicing advance liabilities	105,740	3,254
Debt	774,285	—
Mortgage-backed debt (includes $830,488 and $0 at fair value)	2,268,366	1,281,555
Servicer payables	137,644	—
Deferred tax liability, net	49,934	—

Total liabilities	3,566,398	1,340,002

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value per share:
Authorized — 10,000,000 shares
Issued and outstanding — 0 shares at September 30, 2011 and December 31, 2010	—	—
Common stock, $0.01 par value per share:
Authorized — 90,000,000 shares
Issued and outstanding — 27,650,118 and 25,785,693 shares at September 30, 2011 and December 31, 2010, respectively	277	258
Additional paid—in capital	170,661	127,143
Retained earnings	358,969	426,836
Accumulated other comprehensive income	584	1,251

Total stockholders’ equity	530,491	555,488

Total liabilities and stockholders’ equity	$4,096,889	$1,895,490

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS OF THE CONSOLIDATED SECURITIZATION TRUSTS THAT CAN ONLY BE USED TO SETTLE THE OBLIGATIONS OF THE CONSOLIDATED SECURITIZATION TRUSTS:
Restricted cash and cash equivalents	$59,374	$42,859
Residential loans (includes $696,245 and $0 at fair value)	2,316,686	1,543,047
Allowance for loan losses	(13,178)	(15,217)

Residential loans, net	2,303,508	1,527,830
Receivables, net (includes $80,565 and $0 at fair value)	80,565	—
Other assets	60,478	57,658

Total assets	$2,503,925	$1,628,347

LIABILITIES OF THE CONSOLIDATED SECURITIZATION TRUSTS FOR WHICH CREDITORS OR BENEFICIAL INTEREST HOLDERS DO NOT HAVE RECOURSE TO THE COMPANY:

Accounts payable and other accrued liabilities	$10,696	$8,593
Mortgage-backed debt (includes $830,488 and $0 at fair value)	2,268,366	1,281,555

Total liabilities	$2,279,062	$1,290,148

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Core Earnings
and Pro-forma Adjusted EBITDA
For the Three Months Ended September 30, 2011
($ in millions except per share amounts)
Core Earnings

Income before income taxes	$(3.0)
Add back:
Step-up depreciation & amortization	21.1
Transaction & integration related costs	3.6
Non-cash interest expense items	1.3
VIE impact, net	3.7

Pre-tax core earnings	26.7

After tax core earnings (38% tax rate)	$16.5

Shares outstanding (millions)	28.5
Core EPS	$0.58

Pro-Forma Adjusted EBITDA

Income before income taxes	$(3.0)
Add back:
Non-cash interest expense items	1.3
Depreciation & amortization	26.0
Interest expense on corporate debt & MSR facility	21.5
Transaction & integration related costs	3.6
VIE impact, net	3.7
Misc. other	0.3
Provision on loan losses	1.9
Proforma synergies	3.7
Less:
Non-cash interest income	(5.6)

Adjusted EBITDA	$53.4

Use of Non-GAAP Measures
Generally Accepted Accounting Principles (“GAAP”) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.
Core earnings (pre-tax and after-tax), core earnings per share and pro-forma adjusted EBITDA are financial measures that are not in accordance with GAAP. See the Non-GAAP Reconciliations above for a reconciliation of these measures to the most directly comparable GAAP financial measures.
Core earnings (pre-tax and after-tax) and core earnings per share measure the Company’s financial performance excluding depreciation and amortization costs related to business combination transactions, transaction and merger integration-related costs, certain other non-cash adjustments, and the net impact of the consolidated Non-Residual Trust VIEs.
Pro-forma adjusted EBITDA measures the Company’s financial performance excluding depreciation and amortization costs, corporate and MSR facility interest expense, transaction and merger integration-related costs, certain other non-cash adjustments, the net impact of the consolidated Non-Residual Trust VIEs and certain other items as defined by our first and second lien credit agreements, including, but not limited to pro-forma synergies.
Core earnings (pre-tax and after-tax) and core earnings per share may also include other adjustments, as applicable based upon facts and circumstances, consistent with the intent of providing investors a means of evaluating our core operating performance.

The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.
Use of Core Earnings and Pro-Forma Adjusted EBITDA by Management
The Company manages the business and has designed certain management incentives based upon the achievement of core earnings, pro-forma adjusted EBITDA and similar targets in order to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods.
Limitations on the Use of Core Earnings and Pro-Forma Adjusted EBITDA
Since core earnings (pre-tax and after-tax) and core earnings per share measure the Company’s financial performance excluding depreciation and amortization costs related to acquisitions, transaction and merger integration-related costs, certain other non-cash adjustments, and the net impact of the consolidated Non-Residual Trust VIEs, they may not reflect all amounts associated with our results as determined in accordance with GAAP.
Pro-forma adjusted EBITDA measures the Company’s financial performance excluding depreciation and amortization costs, corporate and MSR facility interest expense, transaction and merger integration-related costs, certain other non-cash adjustments, the net impact of the consolidated Non-Residual Trust VIEs and certain other items as defined by our first and second lien credit agreements, including, but not limited to pro-forma synergies, they may not reflect all amounts associated with our results as determined in accordance with GAAP
Core earnings (pre-tax and after-tax), core earnings per share and pro-forma adjusted EBITDA involve differences from segment profit (loss), income (loss) before income taxes, net income (loss), basic earnings (loss) per share and diluted earnings (loss) per share computed in accordance with GAAP. Core earnings (pre-tax and after-tax),core earnings per share and pro-forma adjusted EBITDA should be considered as supplementary to, and not as a substitute for, segment profit (loss),income (loss) before income taxes, net income (loss), basic earnings (loss) per share and diluted earnings (loss) per share computed in accordance with GAAP as a measure of the Company’s financial performance.
Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP earnings. Further, the non-GAAP measures presented by Walter Investment may be defined or calculated differently from similarly titled measures of other companies.